UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 10, 2017

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consistent with its previously announced succession plan, on July 10, 2017, the Board of Directors (the “Board”) of The E.W. Scripps Company (the “Company” or “Scripps”) accepted the retirement of Richard A. Boehne from his role as President and Chief Executive Officer of the Company, to be effective on August 7, 2017, and elected Adam P. Symson to succeed Mr. Boehne as President and Chief Executive Officer of the Company, to be effective on August 8, 2017.

Mr. Symson, 42, joined the Scripps TV division in 2002 and held a variety of roles, including as Senior Vice President and Chief Digital Officer, before being promoted most recently to the position of Chief Operating Officer on November 8, 2016. Mr. Symson has served as a member of the Board since his election at the annual meeting of shareholders on May 7, 2017. Prior to 2011, Mr. Symson ran operations, content and revenue for the TV division’s interactive businesses. He also spent a year as director of content and marketing for the Scripps Interactive media division, which was spun off with Scripps Networks Interactive in 2008. He has served as director of investigations and special projects and director of news strategy and operations for the Scripps corporate television group. Mr. Symson joined Scripps as executive producer of investigations and special projects for Scripps ABC affiliate KNXV in Phoenix in 2002. He also has worked for CBS stations WBBM in Chicago and KCBS in Los Angeles and as an independent producer for CBS News and NBC News. Mr. Symson has a bachelor’s degree in communication from the University of California, Los Angeles.

In connection with his promotion to the role of President and Chief Executive Officer of the Company, on July 10, 2017, the Board approved an employment agreement with Mr. Symson (the “Employment Agreement”) setting forth certain terms and conditions of his employment in that role. The Employment Agreement has a three-year term, with successive automatic annual renewals, unless either party gives written notice least 180 days prior the expiration of the term. The term of the Employment Agreement will also be extended for two years in the event of a change in control of Scripps.

Pursuant to the Employment Agreement, Mr. Symson will receive an annual base salary of at least $880,000, he will have a “target” annual incentive opportunity of at least 95% of his annual base salary for the portion of fiscal 2017 commencing on and after his promotion to President and Chief Executive Officer, and he will be entitled to a “target” long-term incentive program opportunity of at least $1.4 million for fiscal 2018. Mr. Symson will also be entitled to reimbursement of approved financial planning services (limited to no more than $15,000 per year), dues for one business club and the cost of an annual senior executive physical examination, as well as a one-time reimbursement of up to $20,000 of attorney’s fees incurred in connection with the negotiation of the Employment Agreement.

The Employment Agreement provides Mr. Symson with the severance protections described below, subject to his entry into an irrevocable release of any claims against the Company.

If Mr. Symson’s employment is terminated by Scripps without “cause” (including as a result of the non-renewal of the Employment Agreement by Scripps, but not including termination as a result of death or disability), or if Mr. Symson terminates his employment for “good reason” he generally will be entitled to receive:

•A cash severance payment equal to 2 times his annual base salary and target annual incentive,
•A pro-rated annual incentive bonus based on actual performance,
•Continued medical and dental coverage for two years,
•Reimbursement of up to $15,000 in financial planning expenses for one year, and
•Accelerated vesting of outstanding equity awards under the Scripps long-term incentive program.

If Mr. Symson provides timely written notice of his intention not to renew the Employment Agreement and terminates his employment at the expiration of the term, he generally will be entitled to receive:

•A cash severance payment equal to one-half of his annual base salary and target annual incentive,
•A pro-rated annual incentive bonus based on actual performance,
•Continued medical and dental coverage for six months, and
•Reimbursement of up to $15,000 in financial planning expenses for one year.

If Mr. Symson’s employment is terminated as a result of his death or disability, he (or his estate) generally will be entitled to receive:

•A cash severance payment equal to one year of his annual base salary,
•A pro-rated annual incentive bonus based on actual performance, and

•Continued medical and dental coverage for two years.

However, if any termination of employment described above occurs within two years after a change in control of Scripps, Mr. Symson’s rights to severance benefits will be governed by the terms of the Company’s Senior Executive Change in Control Plan (in which Mr. Symson currently participates as Chief Operating Officer of the Company), pursuant to which Mr. Symson will have a termination pay multiple of at least two times his applicable compensation (which is the same termination pay multiple currently applicable to Mr. Symson under the Senior Executive Change in Control Plan in his role as Chief Operating Officer of the Company).

By entering into the Employment Agreement, Mr. Symson will agree to maintain the confidentiality of the Company’s confidential and trade secret information, and has agreed not to compete with Scripps or solicit its employees during the term of the Employment Agreement and for 18 months thereafter (or for six months after a termination due to Mr. Symson’s timely notice of non-renewal of the of the Employment Agreement). The Employment Agreement also confirms that Mr. Symson will be subject to, and will comply with, the Company’s stock ownership guidelines in effect from time to time for the Chief Executive Officer role.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

There is no arrangement or understanding between Mr. Symson and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Symson and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Symson has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

As previously announced, Mr. Boehne will continue to serve as non-executive chairman of the Board following his retirement. On July 10, 2017, the Board approved a letter agreement with Mr. Boehne (the “Letter Agreement”) setting forth certain terms and conditions of his continued service as non-executive chairman. Pursuant to the Letter Agreement, Mr. Boehne will receive a special retainer for his service as non-executive chairman (in addition to any other retainers and meeting fees in effect from time to time under the Company’s compensation program for non-employee directors) of $100,000 for fiscal 2017 and at an annualized rate of $120,000 for any subsequent fiscal year, and will be entitled to receive subsidized premiums under the Company’s group health and dental plan for 18 months.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K.

On July 10, 2017, Scripps issued a press release relating to the matters described above. A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

99.1	Press release dated July 10, 2017
10.1	Employment Agreement between the Company and Adam P. Symson
10.2	Letter agreement between the Company and Richard A. Boehne

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: July 11, 2017

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